                                                                    EXHIBIT 10.2



                              EMPLOYMENT AGREEMENT
                              --------------------



          EMPLOYMENT AGREEMENT dated as of July 1, 1998 between Total Research Corporation, a Delaware corporation ("Company"), and Albert Angrisani ("Executive").


                                   BACKGROUND
                                   ----------


          Executive is presently serving as the Chief Executive Officer of the Company. Company desires to have Executive continue in that capacity with the Company, and Executive wishes to remain in the employment of the Company, on the terms and conditions contained in this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:



                                     TERMS
                                     -----


SECTION 1.  CAPACITY AND DUTIES
            -------------------

1.1  EMPLOYMENT; ACCEPTANCE OF EMPLOYMENT.  Company hereby employs Executive and
     ------------------------------------
Executive hereby accepts employment by Company for the period and upon the terms and conditions hereinafter set forth.

1.2  CAPACITY AND DUTIES.
     -------------------
        (a) Executive shall serve as the President and Chief Executive Officer of Company. Executive shall perform such other duties and shall have such authority consistent with Executive's position as may from time to time be specified by the Board of Directors of Company (the "Board"). Executive shall report directly to the Board, and shall perform Executive's duties for Company principally at Company's principal executive offices, presently in Princeton, New Jersey, except for periodic travel that may be necessary or appropriate in connection with the performance of Executive's duties hereunder. Executive shall also serve as a member of the Executive Committee so long as he shall be a member of the Board. Company shall use its reasonable efforts to cause Executive to be elected a member of the Board during the period this Agreement is in effect, but the failure of the stockholders of Company to elect the Executive a member of the Board shall not constitute a breach of this Agreement by Company.

        (b) Executive shall devote sufficient working time, energy, skill and best efforts to the performance of Executive's duties hereunder, in a manner that will faithfully and diligently further the business and interests of Company. Company acknowledges that Executive has interests in the management or operation of other business enterprises and such participation will not constitute a breach of this Agreement by Executive or constitute grounds for termination
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     for Cause (as defined herein) as long as (i) Executive is not an employee of any other business enterprise during the Term (as defined below) and
     (ii)such activities do not unreasonably interfere with the Executive's performance of Executive's duties and responsibilities hereunder.


SECTION 2.  TERM OF EMPLOYMENT
            ------------------

2.1  TERM.  The term of Executive's employment hereunder shall commence on July
     ----
1, 1998 (the "Commencement Date") and continue until June 30, 2001, as further extended or unless sooner terminated in accordance with the other provisions hereof (the "Term"). Except as hereinafter provided, on June 30, 2001, the Term shall be automatically extended for one additional year unless Company shall have given to Executive written notice of nonrenewal of this Agreement on or before July 1, 2000. Executive shall notify the Company in writing on or before December 31, 2000 if Executive elects nonrenewal of the Agreement. After the initial Term, the written notice of nonrenewal by either party must be given to the other party at least six months prior to the expiration date of the current Term. If written notice of nonrenewal is given as provided above, Executive's employment under this Agreement shall terminate on the last day of the then-current Term.

SECTION 3.  COMPENSATION
            ------------

3.1  BASE COMPENSATION.  As compensation for Executive's services commencing
     -----------------
July 1, 1998, Company shall pay to Executive base compensation in the form of salary of $175,000 per annum and "at risk" compensation in the amount of $125,000 per annum. The salary shall be payable in periodic installments in accordance with Company's regular payroll practices for its executive personnel at the time of payment, but in no event less frequently than monthly. The "at risk" component of compensation shall be payable in accordance with Executive's Senior Management Compensation Plan, attached hereto and made a part hereof as Exhibit A (the "Compensation Plan"). Executive's annual salary plus the "at risk" compensation, as determined in accordance with this Section 3.1 in the Compensation Plan, is hereinafter referred to as Executive's "Base Compensation". The Executive Committee agrees to review Base Compensation for fiscal years 2000 and 2001 for the purpose of determining whether Base Compensation should be increased for such fiscal years.

3.2  PERFORMANCE BONUS.  As additional compensation for the services rendered by
     -----------------
Executive to Company pursuant to this Agreement for fiscal periods commencing July 1, 1998, Executive shall be entitled to participate in the Compensation Plan. Executive shall be entitled to a performance bonus for the fiscal year ending June 30, 1998 in accordance with the terms and conditions of the existing Consulting Agreement with Company (the "Consulting Agreement").

3.3  EMPLOYEE BENEFITS.  During the Term, Executive shall be entitled to
     -----------------
participate in such of Company's employee benefit plans and benefit programs, including medical, hospitalization, dental, disability, accidental death and dismemberment and travel accident plans and programs, as may from time to time be provided by Company for its senior executives generally. In addition, during the Term Executive shall be eligible to participate in all pension, retirement, savings and other employee benefit plans and programs maintained from time to time by Company for the benefit of its senior executives generally. Company shall have no obligation, however, to maintain any particular program or level of benefits referred to in this Section 3.3.

3.4  OTHER BENEFITS.  During the Term, the Company shall provide Executive with
     --------------
an automobile allowance of $1000.00 per month for the use of an automobile owned or leased by him in accordance with the policies and procedures established by the Company from time to time for executive employees.

3.5  VACATION.  Executive shall be entitled to the normal and customary amount
     --------
of paid vacation provided to senior executive officers of the Company, but in no event less than 20 days during each 12 month period, beginning on July 1, 1998. Any vacation days that are not taken in a given 12 month period shall accrue and carry over from year to year up to a maximum of 20 days. The Executive may be granted leaves of absence with or without pay for such valid and legitimate reasons as the Board in its sole and absolute discretion may determine, and is entitled to the same sick leave and holidays provided to other senior executive officers of Company.

3.6  EXPENSE REIMBURSEMENT.  Company shall reimburse Executive for all
     ---------------------
reasonable and documented expenses incurred by him in connection with the performance of Executive's duties hereunder in accordance with its regular reimbursement policies as in effect from time to time.

3.7  STOCK OPTION AGREEMENT.  Company acknowledges the prior grant to Executive
     ----------------------
of 500,000 stock options (the "Option Shares") made pursuant to the Consulting Agreement and various Stock Option Agreements (collectively the "Option Agreement"). Under the Option Agreement, 250,000 Option Shares are currently vested and 250,000 Option Shares are scheduled to vest on June 30, 1999 (the "Original Vesting Date"). Executive agrees to execute an amendment to the Option Agreement relating to the Option Shares to extend the Original Vesting Date and restructure the vesting and exercise schedules for the Option Shares as follows: (i) all 500,000 Option Shares shall be forfeited if Executive resigns prior to June 30, 2001 for other than Good Reason; (ii) 250,000 of the Option Shares shall be forfeited by Executive if Executive's employment is terminated by Company for Cause (as defined herein) prior to the Original Vesting Date;
(iii) 125,000 of the Option Shares shall be forfeited if Executive's employment is terminated by the Company for Cause on or after the Original Vesting Date but prior to June 30, 2000; (iv) 62,500 of the Option Shares shall be forfeited if Executive's employment is terminated by the Company for Cause on or after June 30, 2000 but prior to June 30, 2001; and (v) all 500,000 Option Shares shall vest on June 30, 2001, or earlier, if (x) the Company terminates Executive's employment without Cause after the Commencement Date; (y) Executive terminates employment for Good Reason or (z) employment is terminated by the death of Executive. If Executive exercises any of the Option Shares prior to June 30, 2001, the shares so purchased (the "Restricted Shares") shall reflect the same forfeiture restrictions imposed upon the Option Shares. Company and Executive shall execute such amendments to the Option Agreement as may be reasonably necessary or appropriate to further clarify or reflect such grant and the revised deferral of the vesting of the Option Shares and Restricted Shares.

SECTION 4.  TERMINATION OF EMPLOYMENT
            -------------------------

4.1  DEATH OF EXECUTIVE.  If Executive dies during the Term, Company shall not
     ------------------
thereafter be obligated to make any further payments hereunder other than amounts for Base Compensation (including for this purpose the immediate accrual of the "at risk" component, adjusted pro rata through the date of termination), expense reimbursement, and other amounts which have accrued as of the date of Executive's death in accordance with generally accepted accounting principles (the "Accrued Obligations", which, for purposes of this Agreement in situations other than death, shall reference the date of termination).

4.2  DISABILITY OF EXECUTIVE.  If Executive is permanently disabled (as defined
     -----------------------
in Company's long-term disability insurance policy then in effect), then the Board shall have the right to terminate Executive's employment upon 30 days' prior written notice to Executive at any time during the continuation of such disability. In the event Executive's employment is terminated for disability in accordance with this Section 4.2, Company shall not thereafter be obligated to make any further payments hereunder other than (i) Accrued Obligations through the date of such termination and (ii) continued Base Salary and benefits, until the earlier of (x) such time as payments to Executive commence under Company's long-term disability insurance policy then in effect, or (y) the expiration of the then current Term.

4.3  TERMINATION FOR CAUSE.  Executive's employment hereunder shall terminate
     ---------------------
immediately upon notice that the Board is terminating Executive for Cause (as defined herein), in which event Company shall not thereafter be obligated to make any further payments hereunder other than Accrued Obligations. "Cause" shall be limited to the following:

                (i) willful failure to substantially perform Executive's duties as described in Section 1.2 (other than such failure resulting from Executive's physical or mental illness, or the failure of Executive to perform such duties during the remedy period set forth in Section 4.4(b)(i) hereof following the issuance of a Notice of Termination (as herein defined) by Executive for Good Reason, unless an arbitrator acting pursuant to Section 6.2 hereof finds Executive to have acted in bad faith in issuing such Notice of Termination), after demand for substantial performance is delivered by Company in writing that specifically identifies the manner in which Company believes Executive has not substantially performed Executive's duties and Executive's failure to cure such non-performance within ten days after receipt of the Company's written demand;

                (ii) willful misconduct that is materially and demonstrably injurious to Company or any of its subsidiaries; or

                (iii)     conviction or plea of guilty or nolo contendere to a
                                                          ---------------
felony or to any other crime which involves moral turpitude or, if not including moral turpitude, provided the act giving rise to such conviction or plea is materially and demonstrably injurious to the Company or any of its subsidiaries;

                (iv) material violation of (x) Company's policies relating to sexual harassment, substance or alcohol abuse or the disclosure or misuse of Confidential Information (as hereinafter defined), or (y) other Company polices set forth in Company manuals or written statements of policy provided in the case of this clause (y) that such violation is materially and demonstrably injurious to Company and continues for more then three (3) days after written notice thereof is given to Executive by the Board; and


                (v) material breach of any material provision of this Agreement by Executive, which breach continues for more than ten days after written notice thereof is given by the Board to Executive.


          Cause shall not exist under this Section 4.3 unless and until Company has delivered to Executive a copy of a resolution duly adopted by a majority of the Board at a meeting of the Board called and held for such purpose, or by written consent, finding that such Cause exists in the good faith opinion of the Board. This Section 4.3 shall not prevent Executive from challenging in any arbitration proceeding or court of competent jurisdiction the Board's determination that Cause exists or that Executive has failed to cure any act (or failure to act), to the extent permitted by this Agreement that purportedly formed the basis for the Board's determination. Company must provide written notice to Executive that it is intending to terminate Executive's employment for Cause within one hundred and twenty (120) days after the Board Company has actual knowledge of the occurrence of the event it believes constitutes Cause.

4.4       TERMINATION WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON.
          -----------------------------------------------------------



        (a) If (i) Executive's employment is terminated by Company during the initial Term for any reason (other than (x) Cause under Section 4.3, or (y) disability of Executive), or (ii) Executive's employment is terminated by Executive for Good Reason, then Company shall pay to Executive a lump sum cash payment equal to one million dollars ($1,000,000.00)(the "Severance Payment"), within ninety (90) days after expiration of the Term. Further, in the event of termination by Company under such circumstances, or during any renewal Term, Company shall maintain in full force and effect, for the continued benefit of Executive, Executive's spouse and Executive's dependents for the remaining balance of the unexpired Term as of the date of termination, the medical, hospitalization, dental and life insurance programs in which Executive, Executive's spouse and Executive's dependents were participating immediately prior to the date of such termination at substantially the level in effect and upon substantially the same terms and conditions (including without limitation contributions required by Executive for such benefits) as existed immediately prior to the date of termination (except to the extent thereafter reduced for senior executives of Company generally); provided, that if Executive, Executive's spouse or Executive's dependents cannot continue to participate in the Company programs providing such benefits, the Company shall arrange to provide Executive, Executive's spouse and Executive's dependents with the economic equivalent of such benefits which they otherwise would have been entitled to receive under such plans and programs, provided that such benefits shall terminate upon the date or dates Executive receives coverage and benefits which are substantially similar, taken as a whole, without waiting period or pre-existing condition limitations, under the plans and programs of a subsequent employer. Upon making the payments described in this Section 4.4, Company shall have no further obligation to Executive hereunder.

        (b)  "Good Reason" shall mean the following:

                (i) material breach of Company's obligations hereunder, provided that Executive shall have given reasonably specific written notice thereof to Company, and Company shall have failed to remedy the circumstances within 60 days thereafter;

                (ii) any decrease in Executive's salary as increased during the Term (except for decreases that are in conjunction with decreases in salaries generally) or any material reduction in the general nature of Executive's duties or authority to a level inconsistent with a Chief Executive Officer, unless previously agreed to in writing by Executive;

                (iii) the failure of Executive to be elected to all of the positions set forth in Section 1.2(a), ie., President, Chief Executive Officer, Executive Committee and Board member, provided, however, the failure to be appointed to the Board or Executive Committee shall not constitute Good Reason if such failure is the result of the nonelection of Executive to the Board by a shareholder vote at a duly convened meeting of the shareholders after nomination of Executive to the Board by the Executive Committee and the Board and submission of such nomination to a shareholder vote.

                (iv) the relocation of Company's principal executive offices to a location more than thirty (30) miles from Princeton, New Jersey;

                (v) the failure of any successor in interest of Company to be bound by the terms of this Agreement in accordance with Section 6.5 hereof;

                (vi) substantial interference by the Board with Executive's performance of Executive's duties, which interference results in the inability of Executive to substantially perform Executive's duties hereunder; or

                (vii) the appointment by the Board of a Chief Operating Officer or Chief Financial Officer, or other offices or positions with duties substantially similar to either, without first obtaining the prior written consent of Executive, which consent will not be unreasonably withheld.

          Executive must provide notice to the Company that he is intending to terminate Executive's employment for Good Reason within one hundred and twenty
(120) days after Executive has actual knowledge of the occurrence of an event he believes constitutes Good Reason. Executive's right to terminate Executive's employment hereunder for Good Reason shall not be affected by Executive's Disability. Subject to compliance by Executive with the notice provisions of this Section 4.4, Executive's continued employment prior to terminating employment for Good Reason shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason. In the event Executive delivers to the Company a Notice of Termination for Good Reason, Executive agrees to appear before a meeting of the Board called and held for such purpose (after reasonable notice) and specify to the Board the particulars as to why Executive believes adequate grounds for termination for Good Reason exist. No action by the Board, other than the remedy of the circumstances within the time periods specified in Section this 4.4, shall be binding on Executive.

4.5       CHANGE IN CONTROL.
          ------------------

        (a) If, during the Term, there should be a Change of Control (as defined herein), and within one year thereafter either (i) Executive's employment should be terminated for any reason other than for Cause or (ii) Executive terminates Executive's employment for Good Reason, Company shall, on or before Executive's last day of full-time employment hereunder, pay to Executive, the amounts set forth in Section 4.4 above, provided that it is the intention of the parties that the payments under this Section 4.5 shall not constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended. Accordingly, notwithstanding anything in this Agreement to the contrary, if any of the amounts otherwise payable under this Section would constitute "excess parachute payments," or if the independent accountants acting as auditors for Company on the date of the Change in Control determine that such payments may constitute "excess parachute payments," then the amounts otherwise payable under this Agreement shall be reduced to the maximum amounts that may be paid without any such payments constituting, or potentially constituting, "excess parachute payments."

        (b) Upon the occurrence of a Change in Control, any stock options previously granted to Executive that are not then exercisable, ie. unvested, shall immediately vest and become exercisable by Executive . The Company shall execute all necessary amendments to the applicable stock option plans and agreements provided such amendments are permitted by law and will not adversely affect the tax status or qualification of the plan as an Incentive Stock Option Plan or Non-qualified Stock Option Plan.

        (c) Upon making the payments described in this Section 4.5, Company shall have no further obligation to Executive hereunder.

        (d) A "Change in Control" of Company shall be deemed to have occurred if:

                (1) at any time after the date hereof, there shall occur (i) any consolidation or merger of Company in which Company is not the continuing or surviving corporation or pursuant to which the shares of common stock of Company ("Common Stock") would be converted into cash, securities or other property, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of assets accounting for 50% or more of total assets or 50% or more of the total revenues of Company, other than, in case of either (i) or (ii), a consolidation or merger with, or transfer to, a corporation or other entity of which, or of the parent entity of which, immediately following such consolidation, merger or transfer, (x) more than 50% of the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors (or other determination of governing body) is then beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) by all or substantially all of the individuals and entities who were such owners of Common Stock immediately prior to such consolidation, merger or transfer in substantially the same proportion, as among themselves, as their ownership of Common Stock immediately prior to such consolidation, merger or transfer, or (y) a majority of the directors (or other governing body) consists of members of the Board of Directors of Company in office on the date hereof for purposes of (2) below or approved as provided in (2) below;

                (2) at any time after the date hereof, (x) members of the Board of Directors of Company in office on the date hereof (including any designated as contemplated by Section 4.2 of the Stock Purchase Agreement made as of April 16, 1998 between Company and David Brodsky) plus (y) any new director (excluding a director designated by a person or group who has entered into an agreement with Company to effect a transaction described in
     Section 4.5(d)(1) whose election by the Board of Directors of Company or nomination for election by Company's stockholders was approved by (i) Executive (if a director) or (ii) a vote of at least a majority of the directors then still in office who either were directors on the date hereof or whose election or nomination for election was previously so approved, shall cease for any reason to constitute a majority of the Board; or

        (3) at any time after the date hereof, the stockholders of Company approve a complete liquidation or dissolution of Company, except in connection with a recapitalization or other transaction which does not otherwise constitute a Change of Control for purposes of Section 4.5(a)(1) above;

4.6  TERMINATION BY EXECUTIVE WITHOUT GOOD REASON.  In the event Executive's
     --------------------------------------------
employment is voluntarily terminated by Executive without Good Reason, Company shall not be obligated to make any further payments to Executive hereunder other than Accrued Obligations through the date of such termination.

4.7  FAILURE TO EXTEND.  A failure by Company to extend Executive's Agreement
     -----------------
pursuant to Section 2.1 shall not be treated as a termination of Executive's employment for purposes of this Agreement; provided, however, that if the Company gives notice of nonrenewal of the initial Term in accordance with
Section 2.1, the Company shall continue to pay to Executive Base Compensation for the twelve (12) month period after expiration of the initial Term. For this purpose, the "at risk" component of Base Compensation shall be added to and paid as part of Executive's salary.

4.8  MITIGATION.  Executive shall not be required to mitigate amounts payable
     ----------
under this Section 4 by seeking other employment or otherwise, and there shall be no offset against amounts due Executive under this Agreement on account of subsequent employment except as specifically provided herein.

SECTION 5.  NON-COMPETITION AND CONFIDENTIALITY
            -----------------------------------
5.1  NON-COMPETITION
     ---------------

        (a) During the Term, including any unexpired portion thereof, and for a period of one year thereafter (the "Non-Competition Period"), Executive shall not, directly or indirectly, own, manage, operate, join, control, participate in, invest in or otherwise be connected or associated with, in any manner, including, without limitation, as an officer, director, employee, distributor, independent contractor, independent representative, partner, consultant, advisor, agent, proprietor, trustee or investor, any Competing Business located in any state or region (including foreign jurisdictions) where Company conducts business; provided, however, that (i)
                                                     --------  -------
     ownership of 4.9% or less of the stock or other securities of a corporation, the stock of which is listed on a national securities exchange or is quoted on the NASDAQ Stock Market's National market, shall not constitute a breach of this Section 5, so long as the Executive does not in fact have the power to control, or direct the management of, or is not otherwise engaged in activities with, such corporation and (ii) investment banking and similar advisory services after the Term, even if provided to a Competing Business, shall not constitute a breach of this Section 5.

        (b) For purposes hereof, the term "Competing Business" shall mean any business or venture which is substantially similar to the whole or any significant part of the business conducted by Company.

        (c) Notwithstanding the above, except as provided below, the non-competition obligation in Section 5.1(a) shall not apply after the Term if Executive's employment is terminated (i) by Company without Cause, (ii) by Executive for Good Reason or (iii) as a result of nonrenewal of the Agreement by Company; provided, however, in the event of any such termination, the non-competition obligation shall continue after the Term for the remainder of the Non-Competition period if (i) Executive is entitled to the Severance Payment and payment thereof is made within 90 days after expiration of the Term or (ii) Company has given written notice to Executive at least 12 months prior to the expiration of the Term agreeing to continue payment of Base Compensation to Executive after the Term and during the remainder of the Non-Competition Period. For this purpose, the "at risk" component of Base Compensation shall be added to and paid as part of Executive's salary.

5.2       NO SOLICITATION. During the Term, including any unexpired portion
          ---------------
thereof, and for a period of one year thereafter, the Executive shall not, directly or indirectly, including on behalf of, for the benefit of, or in conjunction with, any other person or entity, (i) solicit, assist, advise, influence, induce or otherwise encourage in any way, any employee of Company to terminate Executive's relationship with Company for any reason, or assist any person or entity in doing so, or employ, engage or otherwise contract with any employee or former employee of Company in a Competing Business or any other business unless such former employee shall not have been employed by Company for a period of at least one year, (ii) interfere in any manner with the relationship between any employee and Company or (iii) contact, service or solicit any existing clients, customers or accounts of Company on behalf of a Competing Business, either as an individual on Executive's own account, as an investor, or as an officer, director, partner, joint venturer, consultant, employee, agent or sales man of any other person or entity.

5.3  CONFIDENTIAL INFORMATION
     ------------------------

        (a) "Confidential Information" shall mean confidential records and information, including, but not limited to, development, marketing, purchasing, organizational, strategic, financial, managerial, administrative, manufacturing, production, distribution and sales information, distribution methods, data, specifications and processes (including the Transferred Property as hereinafter defined) presently owned or at any time hereafter developed by Company or its agents or consultants or used presently or at any time hereafter in the course of the business of Company, that are not otherwise part of the public domain.

        (b) Executive hereby sells, transfers and assigns to Company, or to any person or entity designated by Company, all of Executive's entire right, title and interest in and to all inventions, ideas, methods, developments, disclosures and improvements (the "Inventions"), whether patented or unpatented, and copyrightable material, and all trademarks, trade names, all goodwill associated therewith and all federal and state registrations or applications thereof, made, adopted or conceived by solely or jointly, in whole or in part (collectively, the "Transferred Property"), prior to or during the Term which (i) relate to methods, apparatus, designs, products, processes or devices sold, leased, used or under construction or development by Company or (ii) otherwise relate to or pertain to the business, products, services, functions or operations of the Company. Executive shall make adequate written records of all Inventions, which records shall be Company's property and shall communicate promptly and disclose Company, in such forms Company requests, all information, details and data pertaining to the aforementioned Inventions. Whether during the Term or thereafter, Executive shall execute and deliver to Company such formal transfers and assignments and such other papers and documents as may be required of Executive to permit Company, or any person or entity designated by Company, to file and prosecute patent applications (including, but not limited to, records, memoranda or instruments deemed necessary by Company for the prosecution of the patent application or the acquisition of letters patent in the United states, foreign counties or otherwise) and, as to copyrightable material, to obtain copyrights thereon, and as to trademarks, to record the transfer of ownership of any federal or state registrations or applications.

        (c) All such Confidential Information is considered secret and will be disclosed to the Executive in confidence, and Executive acknowledges that, as a consequence of Executive's employment and position with Company, Executive may have access to and become acquainted with Confidential Information. Except in the performance of Executive's duties as an employee of Company, Executive shall not, during the term and at all times thereafter, directly or indirectly for any reason whatsoever, discloser or use any such Confidential Information. All records, files, drawings, documents, equipment and other tangible items, wherever located, relating in any way to or containing Confidential Information, which Executive has prepared, used or encountered or shall in the future prepare, use or encounter, shall be and remain Company's sole and exclusive property and shall be included in the Confidential Information. Upon termination of this agreement, or whenever requested by Company, Executive shall promptly deliver to Company any and all of the Confidential Information and copies thereof, not previously delivered to Company, that may be in the possession or under the control of the Executive. The foregoing restrictions shall not apply to the use, divulgence, disclosure or grant of access to Confidential Information to the extent, but only to the extent, (i) expressly permitted or required pursuant to any other written agreement between Executive and Company, (ii) such Confidential Information has been publicly disclosed (not due to a breach by the Executive of Executive's obligations hereunder, or by breach of any other person, of a fiduciary or confidential obligation to Company or (iii) the Executive is required to disclose Confidential Information by or to any court of competent jurisdiction or any governmental or quasi-governmental agency, authority or instrumentality of competent jurisdiction, provided, however,
                                                             --------  -------
     that the Executive shall, prior to any such disclosure, immediately notify Company of such requirements and provided further, however, that the
                                      ----------------  -------
     Company shall have the right, at its expense, to object to such disclosures and to seek confidential treatment of any Confidential Information to be so disclosed on such terms as it shall determine.

5.4       ACKNOWLEDGEMENT; REMEDIES; SURVIVAL OF THIS AGREEMENT
          -----------------------------------------------------

        (a) Executive acknowledges that violation of any of the covenants and provisions set forth in this Agreement would cause Company irreparable damage and agrees that Company's remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by Executive of any of the provisions of this Agreement, it is agreed that, in addition to the remedies at law or in equity, Company shall be entitled, without the posting of a bond, to equitable relief in the form of specific performance, a temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available for the purposes of restraining Executive from any actual or threatened breach of such covenants. Without limiting the generality of the foregoing, if Executive breaches or threatens to breach this Section 5 hereof, such breach or threatened breach will entitle Company to enjoin Executive from disclosing any Confidential Information to any Competing Business, to enjoin any Competing Business from retaining Executive or using any such Confidential Information, to enjoin Employee form rendering personal services to or in connection with any Competing Business. The rights and remedies of the parties hereto are cumulative and shall not be exclusive, and each such party shall be entitled to pursue all legal and equitable rights and remedies and to secure performance of the obligations and duties of the other under this Agreement, and the enforcement of one or more of such rights and remedies by a party shall in no way preclude such party from pursuing, at the same time or subsequently, any and all other rights and remedies available to it.

        (b) The provisions of this Agreement shall survive the termination of Executive's employment with Company.


SECTION 6.   MISCELLANEOUS
           ---------------

6.1  CANCELLATION OF CONSULTING AGREEMENT  Except for the obligation to pay the
     ------------------------------------
consulting fees and the 20% performance bonus (to the extent earned) through June 30, 1998, the Consulting Agreement is hereby cancelled, provided, however, that this shall not be construed to limit or terminate Executive's entitlement to amounts accrued for periods through the date of this Agreement, including, without limitation, the 250,000 stock options granted thereunder. Nothing in this Agreement or the Consulting Agreement shall be construed to entitle Executive to any fee on other compensation relating to the Company's sale of stock to David Brodsky and the Designees (as defined therein) pursuant to the terms of an Amended and Restated Stock Purchase Agreement dated June 18, 1998.

6.2  ARBITRATION.  Any dispute or controversy arising under or in connection
     -----------
with this Agreement shall be settled exclusively by arbitration in Princeton, New Jersey, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The parties consent to the authority of the arbitrator, if the arbitrator so determines, to award fees and expenses (including legal fees) to the prevailing party in the arbitration. Notwithstanding the foregoing, Company shall be entitled to enforce the provisions of Section 5 hereof through proceedings brought in a court of competent jurisdiction as contemplated by Section 6.9 hereof.

6.3  SEVERABILITY; REASONABLENESS OF AGREEMENT.  If any term, provision or
     -----------------------------------------
covenant of this Agreement or part thereof, or the application thereof to any person, place or circumstance shall be held to be invalid, unenforceable or void by a court of competent jurisdiction, the remainder of this Agreement and such term, provision or covenant shall remain in full force and effect, and any such invalid, unenforceable or void term, provision or covenant shall be deemed, without further action on the part of the parties hereto, modified, amended and limited, and the court shall have the power to modify, amend and limit any such term, provision or covenant, to the extent necessary to render the same and the remainder of the Agreement valid, enforceable and lawful. In this regard, the Executive understands that the provisions of Section 5 may limit Executive's ability to earn a livelihood in a business similar or related to the business of Company, but nevertheless agrees and acknowledges that (i) the provisions of
Section 5 are reasonable and necessary for the protection of Company, and do not impose a greater restraint than necessary to protect the goodwill or other business interest of Company and (ii) such provisions contain reasonable limitations as to the time and the scope of activity to be restrained. In consideration of the foregoing and in light of Executive's education, skills and abilities, Executive agrees that all defenses by Executive to the strict enforcement of such provisions are hereby waived by Executive.

6.4  KEY EMPLOYEE INSURANCE.  Company shall have the right at its expense to
     -----------------------
purchase insurance on the life of Executive, in such amounts as it shall from time to time determine, of which Company shall be the beneficiary. Executive shall submit to such physical examinations as may reasonably be required and shall otherwise cooperate with Company in obtaining such insurance.

6.5  ASSIGNMENT; BENEFIT.  This Agreement shall not be assignable by Executive,
     -------------------
other than Executive's rights to payments or benefits hereunder, which may be transferred only by will or the laws of descent and distribution. Upon Executive's death, this Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to Executive's interests under this Agreement. No rights or obligations of Company under this Agreement may be assigned or transferred except that Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean Company as hereinbefore defined and any successor to its business and/or assets (by merger, purchase or otherwise) which executes and delivers the agreement provided for in this Section 5.4 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

6.6  NOTICES.  All notices hereunder shall be in writing and shall be
     -------
sufficiently given if hand-delivered, sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested or by telegram or telefax (confirmed by U.S. mail), receipt acknowledged, addressed as set forth below or at such other address for either party as may be specified in a notice given as provided herein by such party to the other. Any such notice shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor, in all other cases. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given as provided in this Agreement; provided that nothing herein shall be deemed to affect the right of any party to serve process in any other manner permitted by law.


        (a)  If to Company:

               Total Research Corporation
               Princeton Corporate Center
               5 Independence Way
               Princeton, NJ 08540

          With Copies To:
               Thomas A. Belton, Esq.
               Drinker Biddle & Reath LLP
               105 College Road East
               Princeton, NJ 08540

               Peter G. Smith, Esq.
               Kramer, Levin, Naftalis & Frankel
               919 Third Avenue
               New York, NY 10022


          If to Executive:
               Albert Angrisani
               50 Gallup Road
               Princeton, NJ 08540

6.7  TERMINATION PROCEDURES.  Any termination of Executive's employment by
     ----------------------
the Company or by Executive during the Term (other than termination pursuant to death) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.


6.8  ENTIRE AGREEMENT AND MODIFICATION.  This Agreement constitutes the entire
     ---------------------------------
agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements and understandings with respect thereto. No amendment, modification, or waiver of this Agreement shall be effective unless in writing. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege with respect to such occurrence or with respect to any other occurrence.

6.9  GOVERNING LAW.  This Agreement is made pursuant to, and shall be construed
     -------------
and enforced in accordance with, the laws of the State of New Jersey and the federal laws of the United States of America, to the extent applicable, without giving effect to otherwise applicable principles of conflicts of law. The parties hereto expressly consent to the jurisdiction of any state or federal court located in New Jersey, and to venue therein, and consent to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint therein directed to Executive or Company, as the case may be, at its address as provided in Section 6.6 hereof.

6.10  WITHHOLDING.  All payments hereunder shall be subject to any required
      -----------
withholding of Federal, state and local taxes pursuant to any applicable law or regulation.

6.11  HEADINGS; COUNTERPARTS.  The headings of paragraphs in this Agreement are
      ----------------------
for convenience only and shall not affect its interpretation. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute the same Agreement.

6.12  FURTHER ASSURANCES.  Each of the parties hereto shall execute such further
      ------------------
instruments and take such other actions as the other party shall reasonably request in order to effectuate the purposes of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                         TOTAL RESEARCH CORPORATION



                       By: /s/ David Brodsky
                          ------------------
                          David Brodsky, Chairman of the Executive Committee



                       By: /s/ Howard L. Shecter
                          ---------------------
                          Howard L. Shecter, Executive Committee



                           /s/ Albert Angrisani
                          ----------------------
                           Executive

EXHIBIT A




                 SENIOR MANAGEMENT COMPENSATION PLAN TERM SHEET
                   FISCAL YEAR 1999 THROUGH FISCAL YEAR 2001



NAME:  ALBERT ANGRISANI

TITLE: PRESIDENT AND CHIEF EXECUTIVE OFFICER


A.  COMPENSATION/SHORT-TERM


I.  BASE COMPENSATION:

Base compensation for fiscal year 1999 will be $300,000; $175,000 of salary will be paid on normally scheduled Company paydays, with the remaining $125,000 constituting "at risk" compensation to be paid within 90 days after the end of the fiscal year if, and only if, at least ninety-five percent (95%) of Company's Income Before Tax (as defined below) performance goal is achieved. Base compensation increases beyond year one, will be based on individual performance and contribution as set by the Executive Committee.

II.  BONUS COMPENSATION:

Compensates the Executive if either the established Company Income Before Tax
(IBT) or Net Income (NI) performance goal is achieved. These corporate goals ( the "Performance Goals"), as identified in the attached exhibit title Three Year
                                                                      ----------
Performance Goals, Fiscal Years 1999-2001, have been approved by the Executive
-----------------------------------------
Committee at time of signing.   The Performance Goals include certain
assumptions regarding revenue and expenses that are fundamental to the attainment of the Bonus Compensation. If the Executive Committee or the Board initiates and approves any material changes to these assumptions or projections that have not been approved in advance in writing by the CEO, such change (a "Nonbudget Item") , and the resulting direct effect on revenue and expenses, shall be disregarded in calculating IBT or NI. Executive and Company shall mutually agree as to the effect on revenue and expenses of the Nonbudget Item ( a "Nonbudget Item Effect") within 10 days after Executive's or Company's written proposal as to the effect of the Nonbudget Item Effect. If the parties fail to agree in writing within such 10 day period, the Nonbudget Item Effect shall be determined by an arbitrator mutually agreeable to the Company and Executive. By way of illustration of a Nonbudget Item, changes that would require a CEO approval include (I) material increases in discretionary expense items or new expense line items, (ii) material changes in budgets and allocations that alter the revenue or expense allocation or mix of the four divisions of the company,
(iii) material changes in the overhead or expense structure of the four divisions or (iv) expenditures or reallocations of internally generated cash flow to acquisitions of new business or lines of business.

IBT and NI shall be adjusted to add back any compensation expense item resulting from the exercise, cancellation, repurchase or conversion of any Stock Option, or the issuance of any Company stock, after June 30, 1998.

This Bonus Compensation represents a bonus of 20% of the total Base Compensation for the applicable fiscal year and will be paid as follows:

If either the IBT or NI goals have been reached, the Executive will be issued 20% of his annual Base Compensation for the applicable fiscal year in the form of restricted shares of Company stock (the "Bonus Shares", including for this purpose any additions as a results of a stock dividend or split). The valuation of the Bonus Shares will be based on the average of the closing bid price of the Company stock on the NASDAQ exchange for a period of 90 calendar days ending on the last day of the week prior to the determination of such stock bonus. The amount of the stock bonus will be determined within 90 days after the end of the fiscal year. Additionally, the Executive agrees that he will hold the Bonus shares and forfeit the Bonus Shares if he voluntarily elects to leave the Company prior to the expiration of the Term of his Employment Agreement or is terminated for Cause under such Agreement.

Should the IBT and NI performance fall below the Performance Goals but one is at least 95% thereof, the Executive will be entitled to a reduced bonus in the form of Bonus Shares of ten percent (10%) of Base Compensation. The method of payment for this performance level is indicated in the preceding paragraph.

The Income Before Tax (IBT) goal referenced above and in the Excess Performance Bonus Opportunity, excludes any extra ordinary expenses that may result from the cancellation, repurchase, conversion or reissuing of stock options.

B.  EXCESS PERFORMANCE BONUS OPPORTUNITY:

Payment under this portion of the Compensation Plan is for performance in excess
                                                                          ------
of established Performance Goals. The Executive will be paid 15% of all NI in excess of the NI Performance Goal if, and only if IBT performance is 10% greater than the IBT Performance Goal. This payment will be made in the form of Bonus Shares based on the same provisions covered in the bonus section of A of this Plan. For purposes of this Paragraph B only, NI, IBT, and NI and IBT Performance Goals will be based only on revenue and expenses allocable to the existing lines of the Company's business, sometimes referred to as the "Core Business", unless the Executive and Company otherwise agree in writing. (e.g. results from acquisitions will not be included in NI or IBT unless the Executive and Company agree first in writing). Core Business NI and IBT calculations shall be made by the CFO, the Executive, subject to approval by the Executive Committee.

C. LOAN

The Executive will be offered a non-collaterialized loan provision from the Company, which provides the Executive with three annual loans of $100,000 each, to be made separately on

August 1, 1998, August 1,1999 and August 1, 2000. Interest will be at minimum applicable federal rate for IRS purposes. The term of the loan will be as follows. The entire principal and interest due under the loan will be due on June 30, 2001 provided, however, the entire amount will be forgiven if (i) the price of the Company stock is at least $10 per share (after adjustments for stock dividend ,stock splits and similar recapitalization), determined by averaging the closing price on the NASDAQ exchange for the 90 calendar day period preceding June 30, 2001 or (ii) the Executive's Employment Agreement is terminated prior to June 30, 2001 in a manner that requires a Severance Payment (as defined in such Agreement) to Executive. This provision shall survive termination of Executive's employment.